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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                 --------------

                                    FORM 8-K

                CURRENT REPORT UNDER SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report                           Commission File No.


March 13, 1997                           0-18049
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                           NEROX ENERGY CORPORATION
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            (Exact name of registrant as specified in its charter)

              Nevada                                      911317131
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(State of incorporation or organization)    (I.R.S. employer identification no.)


846 West Foothill Blvd., Suite "Y", Upland, CA     91786-3770
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(Address of principal executive offices)           (Zip Code)


(909) 981-3217
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(Registrant's telephone Number)

                                       1
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ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

          No Change.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

          No Change.

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP

          Not applicable.

ITEM 4.   CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

          No Change.

ITEM 5.   OTHER EVENTS

     Article Four of the Articles of Incorporation of Nerox Energy Corporation have been amended as follows:

                                 ARTICLE FOUR
                                 ------------

     The total number of voting common stock authorized that may be issued by the corporation is twelve million (12,000,000) shares of common stock having $.004167 par value. Said shares may be issued by the corporation from time to time for such considerations as may be fixed from time to time by the Board of Directors.

ITEM 6.   RESIGNATION OF REGISTRANT'S DIRECTORS

          No change.

          The Registrant presently has the following directors:


                  Director           *Nerox Shares Owned Or In
                  --------           -----------------------------
                                     The Process of Being Acquired
                                     -----------------------------

             1.  Nicholas E. Ross               307,219
             2.  William D. Artus                 4,900
             3.  Joe Brock                        1,616

          *The referenced shares reflect the current amount of shares owned based on a reverse stock split of one for 35.714 effective June 22, 1995.

                                       2
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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          NOT APPLICABLE.

ITEM 8.   CHANGE IN FISCAL YEAR

          NO CHANGE.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    NEROX ENERGY CORPORATION


Date: April 7, 1997                 By: /s/ NICHOLAS E. ROSS
                                       ________________________________________
                                       Nicholas E. Ross
                                       President and Chairman of the Board